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                           NUVEEN PROXY SOLICITATION
                        Proxy Solicitation Phone Script

PURPOSE OF CALL: TO CONTACT SHAREHOLDERS WHO WERE SENT PROXY INFORMATION, STATE THE IMPORTANCE OF VOTING, AND EMPHASIZE THAT THEIR BALLOT MUST BE RECEIVED BEFORE NOVEMBER 12, 1998.

1. Hello, Mr./Mrs. {shareholder last name}. My name is {rep's name}. I am calling on behalf of the Flagship Utility Income Fund regarding the upcoming shareholder meeting on November 12, 1998. Do you have a moment?

2.    HAVE YOU RECEIVED PROXY MATERIAL REGARDING THE SHAREHOLDER MEETING?

-     IF NO:
               (Confirm current address and arrange to have a duplicate set of material mailed to the shareholder.) If you have any questions or need assistance once you receive the material, please call us at 1-800-257-8787.

-     IF YES:  HAVE YOU HAD A CHANCE TO REVIEW THE MATERIAL?

IF NO: (Briefly explain the proposals to be discussed at the meeting, and the Board's recommendation for voting on the proposals.) THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS. Suggest that the shareholder read through the materials, and vote by returning the proxy card in the envelope provided. If you have any questions or need assistance please call us at 1-800-257-8787.

IF YES:        DO YOU HAVE ANY QUESTIONS?

-     IF YES:
               Answer questions using only the proxy solicitation materials. After answering all questions, inform the shareholder that he/she may vote by signing, dating and mailing the proxy card in the envelope provided. (REMIND THE SHAREHOLDER THAT THEIR VOTE MUST BE RECEIVED BY THE MEETING DATE, NOVEMBER 12, 1998. IN ORDER TO AVOID ANY DELAYS, THEY SHOULD VOTE THEIR PROXY AS SOON AS THEY HAVE READ THE MATERIAL.) Thank the shareholder and end the call.

-     IF NO:
               Regardless of the size of your holdings, your vote is
               important. Please take the time to vote by signing, dating, and returning your proxy card in the envelope provided. (REMIND THE SHAREHOLDER THAT THEIR VOTE MUST BE RECEIVED BY THE MEETING DATE, NOVEMBER 12, 1998. IN ORDER TO AVOID ANY DELAYS, THEY SHOULD VOTE THEIR PROXY AS SOON AS THEY HAVE READ THE
               MATERIAL.)  Thank the shareholder and end the call.
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                           NUVEEN PROXY SOLICITATION
           INSTRUCTIONS FOR LEAVING A MESSAGE ON AN ANSWERING MACHINE



Hello, my name is [rep's name]. I am calling on behalf of the Flagship Utility Income Fund in regard to it's upcoming shareholder meeting on November 12, 1998. Your vote is important. At your earliest convenience please sign, date and mail the proxy card in the return envelope provided. If you have not received your proxy materials, or have questions or need assistance, please call us at 1-800-257-8787.